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                                                                   Exhibit 10.23

                                OMNIBUS AMENDMENT


         This OMNIBUS AMENDMENT, dated as of May 25, 1999 (this "AMENDMENT"), is among CARDINAL SOUTHEAST, INC. (formerly known as Cardinal Mississippi, Inc. and successor by merger with Cardinal Florida, Inc.), a Mississippi corporation, WHITMIRE DISTRIBUTION CORPORATION, a Delaware corporation, RENLAR SYSTEMS, INC., a Kentucky corporation, and PYXIS CORPORATION, a Delaware corporation (each a "LESSEE" and, collectively, "Lessees"), CARDINAL HEALTH INC., an Ohio corporation ("Guarantor"), the financial institutions parties hereto as lenders (the "LENDERS"),SUNTRUST BANKS, INC., a Georgia corporation ("LESSOR"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as agent for the Lenders (in such capacity, the "AGENT").

                                   BACKGROUND

         1. Certain of the Lessees, Guarantor, Lessor, certain of the Lenders and the Agent are parties to that certain Master Agreement, dated as of July 16, 1996 (as amended, the "MASTER AGREEMENT") as amended by an Amendment to MASTER AGREEMENT, dated as of May 19, 1998 (the "1998 AMENDMENT").

         2. The parties hereto desire to further amend the Master Agreement and certain other Operative Documents (as defined below) in certain respects as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Master Agreement.

         Section 2. AGREEMENT TO ACQUIRE LAND; AGGREGATE LIMIT ON FUNDED AMOUNTS. (a) SECTION 2.1(b) of the Master Agreement is hereby amended by adding the following phrase at the end of such Section: "; PROVIDED, HOWEVER, that no Closing Date with respect to any parcel of Land that does not have a completed Building at the time of acquisition by the Lessor shall occur after May 25, 2002".

         (b) SECTION 2.2(c) of the Master Agreement is hereby amended by deleting the number "$75,000,000" where it appears in CLAUSE (y) of the first sentence thereof and substituting therefor the number "$160,000,000".

         Section 3. COMMITMENTS. (a) SCHEDULE 2.2 to the Master Agreement is hereby amended by deleting it in its entirety and substituting therefor SCHEDULE
2.2 to this Amendment. Each of Wachovia Bank, N.A., The Fifth Third Bank and Firstar Bank, N.A. (the "NEW LENDERS")

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is hereby made a party to the Master Agreement and the Loan Agreement, and shall have all the rights and obligations of a "Lender" under the Master Agreement, the Loan Agreement and the other Operative Documents as if it were an original signatory thereto to the extent of its Commitment. Each of the New Lenders agrees to be bound by the terms and conditions applicable to a "Lender" set forth in the Master Agreement, the Loan Agreement and the other Operative Documents as if it were an original signatory thereto. Each of the New Lenders hereby acknowledges and confirms that it has received a copy of each of the Operative Documents and that in becoming a Lender and in making its Commitment and Loans under the Loan Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Agent, any other Lender or the Lessor. The Lessees and the Agent hereby consent to the addition of the New Lenders. On the date hereof, certain of the Lenders, including the New Lenders, shall make payments to the Agent, who shall distribute such payments to the other Lenders, such that, after giving effect to such payment and distributions, each Lender's outstanding Loans shall be equal to the product of (i) the aggregate outstanding Funded Amounts on such date TIMES (ii) such Lender's Commitment Percentage. Such payment shall be made in immediately available funds to such account as the Agent shall specify to the Lenders.

         (b) SECTION 2.3(a) is hereby amended by deleting the phrase "0.44475" per annum" where it appears in CLAUSE (x) thereof and substituting therefor the phrase "the Applicable Margin."

         (c) SECTION 2.3(d) is hereby amended by deleting the percentage "0.125%" where it appears in CLAUSE (x) thereof and substituting therefor the phrase "the Applicable Fee Rate".

         Section 4. PRICING SCHEDULE. The Pricing Schedule attached to this Agreement is hereby made the Pricing Schedule to the Master Agreement.

         Section 5. BASE TERM; FUNDING TERMINATION DATE; REQUIRED LENDERS; REQUIRED FUNDING PARTIES. (a) The definition of "A Percentage" that appears in APPENDIX A is hereby amended by deleting the percentage "84%" where it appears therein and substituting therefore the percentage "85%".

         (b) The definition of "B Percentage" that appears in APPENDIX A is hereby amended by deleting the percentage "16%" where it appears therein and substituting therefore the percentage "15%".

         (c) The definition of "Base Term" that appears in APPENDIX A is hereby amended by deleting the phrase "the sixth (6th) anniversary of such Closing Date" where it appears therein and substituting therefore the date "May 25, 2004."

         (d) The definition of "Funding Termination Date" that appears in APPENDIX A is hereby amended by deleting the date "July 16, 2002" where it appears therein and substituting therefor the date "May 25, 2004".

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         (e) The definition of "Required Lenders" that appears in APPENDIX A is hereby amended by deleting the percentage "66-2/3%" where it appears therein and substituting therefor the percentage "51%".

         (f) The definition of "Required Funding Parties" that appears in APPENDIX A is hereby amended by deleting the percentage "66-2/3%" where it appears therein and substituting therefor the percentage "51%".


         Section 6. CERTAIN DEFINITIONS. (a) APPENDIX A is hereby amended by deleting the definitions of "Change in Control", "Indebtedness", "Material Adverse Effect" and "Subsidiary" as they appear therein.

         (b) APPENDIX A is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

             As used in this Agreement:

         "364-DAY CREDIT AGREEMENT" means the 364-Day Credit Agreement dated March 31, 1999 between the Guarantor, the Subsidiaries of the Guarantor listed as "Subsidiary Borrowers" on Schedule 1 thereto, the lenders party thereto and The First National Bank of Chicago, as administrative agent, as such agreement may be amended, restated or extended from time to time.

         "ADJUSTED TANGIBLE NET WORTH" means, as of any date, (i) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Guarantor and its consolidated Subsidiaries, but excluding the amount of any foreign currency translation adjustment account shown as a capital account, less
(ii) the net book value of all items of the following character which are included in the assets of the Guarantor and its consolidated Subsidiaries: (a) goodwill, including, without limitation, the excess of cost over book value of any asset, (b) organization or experimental expenses, (c) unamortized debt discount and expense, (d) patents, trademarks, trade names and copyrights, (e) treasury stock, (f) franchises, licenses and permits, and (g) other assets which are deemed intangible assets under Agreement Accounting Principles.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles in the United States of America in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.11 of the Guaranty; PROVIDED, HOWEVER, that if any change in Agreement Accounting Principles from those applied in preparing such financial statements affects the calculation of any financial covenant contained in the Guaranty or any other Operative Document, the Guarantor, the Lessees and the Agent hereby agree to negotiate in good faith towards making appropriate amendments acceptable to the

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Required Lenders to the provisions of this Agreement to reflect as nearly as possible the effect of the financial covenants as in effect on the date hereof.

         "APPLICABLE FEE RATE" means, at any time, the percentage rate per annum at which the Commitment Fee is accruing at such time as set forth in the Pricing Schedule.

         "APPLICABLE MARGIN" means, at any time, the percentage rate per annum which is applicable at such time as set forth in the Pricing Schedule; provided that, upon the occurrence and during the continuation of an Event of Default, the Applicable Margin shall be the highest Applicable Margin set forth in the Pricing Schedule.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENT INVESTMENTS" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) banker's acceptances,
(vi) money-market funds, PROVIDED that such funds invest solely in securities otherwise described in this definition, (vii) variable rate demand notes, (viii) municipal preferred stock, (ix) cash market preferred stock, and (x) short term municipal notes; PROVIDED in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "CHANGE IN CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Guarantor, provided, however, that the acquisitions by or on behalf of a Plan, an employee stock purchase plan of the Guarantor, or by Persons who before such acquisition were officers, directors, employees or who held in the aggregate not less than 5% of the outstanding shares of voting stock of the Guarantor shall not be included in determining whether a Change in Control shall have occurred.

         "CONSOLIDATED OR "consolidated" means, when used with reference to any financial term in the Master Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with Agreement Accounting Principles.

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         "CONSTRUCTION BUDGET" is defined in Section 2.4 of the Construction
Agency Agreement.

         "CONSTRUCTION FAILURE PAYMENT" with respect to any Second Group Property means the amount equal to the sum of (i) 89.9% of the acquisition cost of the related Land, if the cost of the related Land is less than 25% of the total expected cost of such Second Group Property or 100% of the acquisition cost of the related Land, if the cost of the related Land is equal to or more than 25% of the total expected cost of such Second Group Property, PLUS (ii) 89.9% of the Construction costs (including development and transaction costs) related to such Second Group Property that have been incurred through the date of payment, PLUS (iii) any amounts owed with respect to such Second Group Property pursuant to Section 3.4 of the Construction Agency Agreement or Section
7.2 of the Master Agreement, PLUS (iv) the cost of tenant improvements not paid by a Construction Agent that were not part of the Construction Budget for such Second Group Property.

         "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person for Indebtedness, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor or such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, PROVIDED, HOWEVER, that any assumption, guaranty, endorsement or undertaking with respect to any liability of any of its Subsidiaries to any other of its Subsidiaries shall not be a Contingent Obligation of the Guarantor.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "INDEBTEDNESS" of a Person means, as of any date, such Person's (i) obligations for borrowed money or evidenced by bonds, notes, acceptances, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (v) Capitalized Lease Obligations, (vi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (vii) any Rate Hedging Obligations of such Person,

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and (viii) all Contingent Obligations of such Person with respect to or relating to the indebtedness, obligations and liabilities of others similar in character to those described in CLAUSES (i) through (vii) of this definition.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations or prospects of the Guarantor and its subsidiaries taken as a whole, (ii) the ability of the Guarantor or any Lessee to perform in any material respect under the Operative Documents, (iii) the value, utility or useful life of any Leased Property, (iv) the validity, enforceability or legality of any of the Operative Documents, or (v) the priority, perfection or status of the Funding Party's interest in any Leased Property.

         "NET WORTH" means at any time the consolidated stockholder's equity of the Guarantor and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

         "PRICING SCHEDULE" means the schedule attached to the Master Agreement identified as such.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

         "RATE HEDGING AGREEMENT" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "RATE HEDGING OBLIGATIONS" of any Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to

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meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "SECOND GROUP PROPERTY" means each Leased Property with respect to which the related Land was acquired by the Lessor after May 21, 1998.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Guarantor that would be a "significant subsidiary" within the meaning of Rule 1-02 of the Securities and Exchange Commission's Regulation S-X if 5% were substituted for 10% wherever it occurs in such Rule.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Guarantor or any member of the Controlled Group for employees of the Guarantor or any member of the Controlled Group.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Guarantor.

         "SUBSTANTIAL PORTION" means, with respect to the Property of the Guarantor and its Subsidiaries, Property which (i) represents more than 20% of the consolidated assets of the Guarantor and its Subsidiaries as would be shown in the consolidated financial statements of the Guarantor and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made or (ii) is responsible for more than 20% of the consolidated net sales or of the consolidated net income of the Guarantor and its Subsidiaries as reflected in the financial statements referred to in CLAUSE
(i) above.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "YEAR 2000 ISSUES" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications of the Guarantor and its Subsidiaries, and of the Guarantor's and its Subsidiaries' material customers, suppliers and vendors, to function on and after January 1, 2000 as they do on the date hereof, including handling of applications involving dates, as such inability affects the business, operations and financial condition of the Guarantor and its Subsidiaries.

         "YEAR 2000 PROGRAM" is defined in SECTION 6.17 of the Guaranty.

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         Section 7. FUNDINGS. SECTION 2.2(e) of the Master Agreement is hereby amended by deleting the phrase "the Lessee reasonably believes will be due in the 90 days following such Funding from the Lessee" where it appears in the first sentence thereof and substituting therefor the phrase "are then due".

Section 8. APPRAISALS. (a) SECTION 3.1(a)(vii) is hereby amended by adding the following phrase at the end of the last sentence thereof: "; PROVIDED, HOWEVER, that no Appraisal shall be required pursuant to this SECTION 3.1(a)(vii) for any Land or any Building if (i) the initial Funding therefor shall have occurred on or after May 25, 1999, and (ii) such Land or such Building shall be reasonably consistent, in the reasonable judgment of the Agent, with the Land and Buildings for which Fundings have been made pursuant to SECTION 2.2 hereof prior to such date".

         (b) SECTION 3.5(d) is hereby amended by adding the following phrase at the end of the first sentence thereof: "; PROVIDED, HOWEVER, that no Completion Date Appraisal shall be required pursuant to this SECTION 3.5(d) for any Land and any Building thereon if the first Funding with respect to such Land occurs after May 25, 1999".

         Section 9. INDEMNITY. SECTION 7.1 of the Master Agreement is hereby amended by adding the following phrase at the end of the first sentence thereof:
"; and, PROVIDED, FURTHER, that with respect to each Construction Land Interest that is also a Second Group Property, the Lessee's indemnity obligations with respect to such Second Group Property shall be governed by Section 3.4 of the Construction Agency Agreement during the Construction Term therefor." SECTION
7.2 of the Master Agreement is hereby amended by adding the phrase "or Section
3.4 of the Construction Agency Agreement" after the phrase "without limitation of SECTION 7.1" where it appears in the second line thereof.

         Section 10. THE LEASE. (a) ARTICLE XII of the Lease is hereby amended as follows:

         (i) PARAGRAPH (e) and (f) thereof are hereby amended by deleting such paragraphs in their entirety and substituting therefor the following:

                  (e) (i) the occurrence of any breach under SECTION 7 of the Guaranty (other than those Sections listed in CLAUSE (ii) below) and the continuance thereof for a period of thirty (30) days after the earlier of(x) written notice thereof from Lessor and (y) knowledge of such breach by a Responsible Officer of Cardinal, or (ii) the occurrence of any breach of SECTION 7.3, 7.9, 7.10, 7.14, 7.16 or 7.17 of the Guaranty.

                  (f) the failure of any Lessee, the Guarantor or any of its Significant Subsidiaries to pay when due any principal, interest or other amounts, subject to any applicable grace period, or the default by any Lessee, the Guarantor or any of its Significant Subsidiaries in the performance beyond the applicable grace period with respect thereto, if any of any term, provision or condition contained in the 364-Day Credit Agreement or any agreement or agreements under which any Indebtedness in excess of 2% of Adjusted Tangible Net Worth was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders, of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Lessee, the Guarantor or any of its Significant Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any Lessee, the Guarantor or any of its Significant Subsidiaries shall not pay, or admit in writing its inability to pay, it debts generally as they become due;

         (ii) PARAGRAPH (g) thereof is hereby amended by inserting the phrase "or any of its Significant Subsidiaries" after the phrase "Lessee or Guarantor" where such phrase appears in the first line of such paragraph.

         (iii) PARAGRAPH (h) thereof is hereby amended by inserting the phrase "or any of its Significant Subsidiaries" after the phrase "Lessee or Guarantor" where such phrase appears in the first line of such paragraph.

         (iv) PARAGRAPH (j) thereof is hereby amended (i) by deleting the word "or" where it appears in the second line thereof, and (ii) by inserting the following at the end of such paragraph: "or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty."

         (v) PARAGRAPHS (m) and (n) thereof are hereby amended by deleting such paragraphs in their entirety and substituting therefor the following:

                  (m) Any Lessee, the Guarantor or any of its Significant Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgements or orders for the payment of money (not covered by insurance) in excess of 2% of Adjusted Tangible Net Worth (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or(ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments(s), in either such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith;

                  (n) Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $75,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $20,000,000 (a "Material Plan") shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under which it is likely to prevail under Title IV of ERISA to terminate, to impose liability

         (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation in excess of $75,000,000;

         (vi) PARAGRAPH (o) is hereby amended by deleting the period at the end of such paragraph and substituting therefor ", and".

         (b) The following is inserted at the end of ARTICLE XII:

             (p) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Guarantor and its Subsidiaries which, when taken together with all other Property of the Guarantor and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         (c) SECTION 14.1(b) of the Lease is hereby amended by deleting the word "two" where it appears in the fifth line thereof and substituting therefor the word "three".

         Section 11. THE GUARANTY. (a) SECTION 6 of the Guaranty is hereby amended as follows:

         (i) SECTION 6.10 is hereby amended by deleting such Section in its entirety and substituting therefor the following:

                  Section 6.10 ERISA.

                  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $75,000,000. Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations where the failure to so comply could reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan where such occurrence could reasonably be expected to have a Material Adverse Effect. Neither any Lessee, the Guarantor nor any of its Significant Subsidiaries has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Single Employer Plan where in either instance a liability in excess of $75,000,000 could reasonably be expected to result.

         (ii) SECTION 6.11 is hereby amended by deleting such Section in its entirety and substituting therefor the following:

                  Section 6.11 FINANCIAL STATEMENTS.

                  The following consolidated financial statements heretofore delivered to the Agent and the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Guarantor and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of such interim statements, to routine year-end audit adjustments:

                           (i) June 30, 1998 audited consolidated financial
                  statements of the Guarantor and its Subsidiaries; December 31, 1997 audited consolidated financial statements of Allegiance Corporation and its consolidated subsidiaries;

                           (ii) December 31, 1998 unaudited interim consolidated
                  financial statements of the Guarantor and its Subsidiaries;
                  and

                           (iii) December 31, 1998 unaudited interim
                  consolidated financial statements of Allegiance Corporation and its consolidated subsidiaries.

         (iii) The following is inserted at the end of SECTION 6:

                  Section 6.13 MATERIAL AGREEMENTS.

                  Neither the Guarantor nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Guarantor nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

                  Section 6.14 COMPLIANCE WITH LAWS.

                  The Guarantor and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

                  Section 6.15 PLAN ASSETS; PROHIBITED TRANSACTIONS.

                  The Guarantor is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Guaranty nor the making of Fundings under the Master Agreement gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                  Section 6.16 ENVIRONMENTAL MATTERS.

                  In the ordinary course of its business, the officers of the Guarantor consider the effect of Environmental Laws on the business of the Guarantor and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Guarantor due to Environmental Laws. On the basis of this consideration, the Guarantor has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Guarantor nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

                  Section 6.17 YEAR 2000.

                  The Guarantor has substantially completed an assessment of the Year 2000 Issues and has a realistic and achievable program for addressing the remediation of Year 2000 Issues on a timely basis to avoid any impact on the Guarantor and its Subsidiaries which would reasonably be expected to have a Material Adverse Effect (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Guarantor does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

         (b) SECTIONS 7.1 through 7.15 are hereby amended by deleting such sections in their entirety and substituting the following therefor:

                  Section 7.1 FINANCIAL REPORTING.

                  The Guarantor will maintain, for itself and each Subsidiary, a system of accounting established and administrated in accordance with Agreement Accounting Principles, and furnish to the Agent:

                                    (i) Within 120 days after the close of each
                           of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in Agreement Accounting Principles and required or approved by the Guarantor's independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Agent, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements, and a statement of cash flows.

                                    (ii) Within 60 days after the close of each
                           of the first three quarterly periods of each fiscal year, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated unaudited profit and loss statements and a consolidated unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer, Controller or Treasurer.

                                    (iii) Together with the financial statements
                           required under Section 7.1(i) and (ii), a compliance certificate in substantially the form of EXHIBIT A signed by its Chief Financial Officer, Controller, or Treasurer and stating that no Event of Default or Potential Event of Default exists, or if any Event of Default or Potential Event of Default exists, stating the nature and status thereof.

                                    (iv) As soon as possible and in any event
                           within 10 Business Days after the Guarantor knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer, Controller, or Treasurer of the Guarantor, describing said Reportable Event and the action which the Guarantor proposes to take with respect thereto.

                                    (v) As soon as possible and in any event
                           within 10 Business Days after receipt by the Guarantor, a copy of (a) any notice or claim to the effect that any Lessee, the Guarantor or any of its Subsidiaries is or may be liable to any Person as a result of the release by any Lessee, the Guarantor, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Lessee, the Guarantor or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                                    (vi) Such other information (including
                           non-financial information) as the Agent or any Lender may from time to time reasonably request.

                  Section 7.2 USE OF PROCEEDS.

                           The proceeds of the Fundings will be used to purchase
                  and/or construct Land and Buildings which shall constitute Leased Property. The Guarantor will not, nor will it permit any Subsidiary to, use any of the proceeds of the Fundings to purchase or carry any "margin stock" (as defined in Regulation
                  U).

                  Section 7.3 NOTICE OF DEFAULT.

                           The Guarantor will, and will cause each Significant
                  Subsidiary and each Lessee to, give prompt notice in writing to the Agent of the occurrence of (i) any Event of Default or Potential Event of Default and (ii) any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues) which could reasonably be expected to have a Material Adverse Effect.

                  Section 7.4 CONDUCT OF BUSINESS.

                           The Guarantor will, and will cause each Significant
                  Subsidiary and each Lessee to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or fields related thereto (except that the Guarantor, its Significant Subsidiaries and each Lessee shall have no duty to renew or extend contracts which expire by their terms) and, subject to the rights set forth in SECTION 7.9 hereof, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  Section 7.5 TAXES.

                           The Guarantor will, and will cause each Significant
                  Subsidiary and each Lessee to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  Section 7.6 INSURANCE.

                           The Guarantor will, and will cause each Significant
                  Subsidiary and each Lessee to, maintain as part of a self-insurance program or with financially sound and reputable insurance companies insurance on all their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as is consistent with sound business practice.

                  Section 7.7 COMPLIANCE WITH LAWS.

                           The Guarantor will, and will cause each Significant
                  Subsidiary and each Lessee to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  Section 7.8 INSPECTION.

                           The Guarantor will, and will cause each Significant
                  Subsidiary and each Lessee to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Guarantor, each Lessee and each Significant Subsidiary, to examine and make copies of the books of accounts and other financial records of the Guarantor, each Lessee and each Significant Subsidiary, and to discuss the affairs, finances and accounts of the Guarantor, each Lessee and each Significant Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals as the Agent or any Funding Party may designate, PROVIDED that neither the Guarantor, any Lessee nor any of its Significant Subsidiaries shall be responsible for the costs and expenses incurred by the Agent, any Funding Party, or their representatives in connection with such inspection prior to the occurrence and continuation of an Event of Default.

                  Section 7.9 MERGER.

                           The Guarantor will not, nor will it permit any
                  Significant Subsidiary or any Lessee to, merge or consolidate with or into any other Person, except that, PROVIDED that no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom on a pro forma basis reasonably acceptable to the Agent, the Guarantor or any Lessee may merge or consolidate with any other U.S. corporation and each Significant Subsidiary may merge or consolidate with any other Person, PROVIDED, FURTHER, that (i) in the case of any such merger or consolidation involving the Guarantor, the Guarantor is the surviving corporation and (ii) in the case of any such merger or consolidation involving a Lessee, the surviving corporation assumes all of such Lessee's obligations under this Master Agreement and the other Operative Documents and remains or becomes a Lessee.

                  Section 7.10 SALE OF ASSETS.

                           The Guarantor will not, nor will it permit any
                  Significant Subsidiary or any Lessee to, lease, sell or otherwise dispose of its Property, to any other Person (other than the Guarantor, any Lessee or another Subsidiary), except:

                                    (i)  Sales of inventory in the ordinary
                           course of business.

                                    (ii) Sales or other dispositions in the
                           ordinary course of business of fixed assets for the purpose of replacing such fixed assets, PROVIDED that such fixed assets are replaced within 360 days of such sale or other disposition with other fixed assets which have a fair market value not materially less than the fixed assets sold or otherwise disposed of.

                                    (iii) Sales or other dispositions outside
                           the ordinary course of business of accounts receivable, lease receivables, leases or equipment which had been leased by the Guarantor, such Lessee or such Significant Subsidiary, PROVIDED that any such sale or other disposition is for reasonably equivalent value and could not reasonably be expected to have a Material Adverse Effect.

                                    (iv) Other leases, sales (including
                           sale-leasebacks) or other dispositions of its Property that, together with all other Property of the Guarantor and its Subsidiaries previously leased, sold or disposed of (other than as provided in CLAUSES (i), (ii), and (iii) above) as permitted by this Section during the twelve-month period ending with the month prior to the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Guarantor and its Subsidiaries, or together with all other Property of the Guarantor and its Subsidiaries previously leased, sold or disposed of (other than as provided in CLAUSES (i) and (ii) above) as permitted by this Section during the period from the date of this Master Agreement to the end of the month prior to the month in which any such lease, sale or other disposition occurs, do not constitute 35% of the consolidated assets of the Guarantor and its Subsidiaries as would be shown in the consolidated financial statements of the Guarantor and its Subsidiaries as at the beginning of the fiscal year in which any such lease, sale or other disposition occurs.

                           Notwithstanding anything in this SECTION 7.10 to the
                  contrary, (a) no such leases, sales or other dispositions of property may be made (other than pursuant to CLAUSE (i) above) if any Event of Default or Potential Event of Default has occurred and is continuing, and (b) all leases, sales and other dispositions of Property at any time shall be for not less than the fair market value of such Property as determined in good faith by the Guarantor.

                  Section 7.11 INVESTMENTS.

                           The Guarantor will not, nor will it permit any
                  Significant Subsidiary or any Lessee to, make or suffer to exist any Investments, or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:

                                    (i)   Cash Equivalent Investments.

                                    (ii)  Investments in Subsidiaries.

                                    (iii) Other Investments in existence on the
                                          date hereof.

                                    (iv)  Other Investments PROVIDED that the
                           aggregate amount of such Investments made in any fiscal year does not exceed 25% of the Adjusted Tangible Net Worth as of the beginning of such fiscal year.

                  Section 7.12 LIENS.

                           The Guarantor will not, nor will it permit any
                  Significant Subsidiary or any Lessee to, create, incur, or suffer to exist any Lien in, of or on the Property of any Lessee, the Guarantor or any of its Significant Subsidiaries, except:

                                    (i) Liens for taxes, assessments or
                           governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                                    (ii) Liens imposed by law, such as
                           landlord's, carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                                    (iii) Liens arising out of pledges or
                           deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (other than Liens in favor of the PBGC).

                                    (iv) Utility easements, building
                           restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in a material way affect the marketability of the same or interfere with the use thereof in the business of the Guarantor or its Subsidiaries.

                                    (v) Liens existing on the date hereof.

                                    (vi) Liens on any assets which exist at the
                           time of acquisition of such assets by any Lessee, the Guarantor, or any of its Subsidiaries, or liens to secure the payment of all of any part of the purchase price of such assets upon the acquisition of such assets by any Lessee, the Guarantor or any of its Subsidiaries or to secure any Indebtedness incurred or guaranteed by any Lessee, the Guarantor or any of its Subsidiaries prior to, at the time, of or within 360 days after, such acquisition (or, in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later), which Indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon, PROVIDED, HOWEVER, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to such assets theretofore owned by any Lessee, the Guarantor or any of its Subsidiaries other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located, PROVIDED FURTHER, however, that the aggregate outstanding principal amount of Indebtedness secured by Liens permitted by this SECTION 7.12(vi) shall not at any time exceed $250,000,000.

                                    (vii) Liens in favor of the United States of
                           America of any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction), of the assets subject to such liens

                           (including without limitation liens incurred in connection with pollution control, industrial revenue or similar financings).

                                    (viii) Any extension, renewal or replacement
                           (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses, PROVIDED, HOWEVER, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus improvements and construction of such real property).

                                    (ix) So long as no Event of Default under
                           paragraph (m) of Article XII of the Lease would occur in connection therewith, Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against any Lessee, the Guarantor or any of its Subsidiaries with respect to which such Lessee, the Guarantor or such Subsidiary is in good faith prosecuting an appeal or proceeding for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens incurred by any Lessee, the Guarantor or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which such Lessee, the Guarantor or such Subsidiary is a party.

                                    (x) Liens securing Indebtedness described in
                           SECTION 7.16(iv) and (v).

                                    (xi) Liens securing Indebtedness and not
                           otherwise permitted by the foregoing provisions of this SECTION 7.12, PROVIDED that the aggregate outstanding principal amount of the Indebtedness secured by all such Liens shall not at any time exceed 25% of Adjusted Tangible Net Worth.

                  Section 7.13 YEAR 2000.

                           The Guarantor will take and will cause each of its
                  Subsidiaries and each Lessee to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Guarantor will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

                  Section 7.14 SUBSIDIARY INDEBTEDNESS.

                           The Guarantor will not permit any Subsidiary to
                  create, incur or suffer to exist any Indebtedness, except:

                                    (i) The Fundings.

                                    (ii) Indebtedness outstanding on May 25,
                           1999, or incurred pursuant to commitments in existence on May 25, 1999.

                                    (iii) Indebtedness of any Subsidiary to the
                           Guarantor or any other Subsidiary.

                                    (iv) Indebtedness of any Person that becomes
                           a Subsidiary after the date hereof; PROVIDED that such Indebtedness existed at the time such person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary.

                                    (v) Any refunding or refinancing of any
                           Indebtedness referred to in CLAUSE (i) through (iv) above, PROVIDED that any such refunding or refinancing of Indebtedness referred to in CLAUSE
                           (ii), (iii) and (iv) does not increase the principal amount thereof.

                                    (vi) Indebtedness arising from (a) the
                           endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business.

                                    (vii) Indebtedness arising from guarantees
                           of loans and advances by third parties to employees and officers of a Subsidiary in the ordinary course of business for bona fide business purposes, PROVIDED that the aggregate outstanding principal amount of such Indebtedness does not at any time exceed $100,000,000.

                                    (viii) Indebtedness of a Subsidiary arising
                           from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Guarantor or any of its

                           Subsidiaries incurred or assumed in connection with the disposition of any business, property or Subsidiary.

                                    (ix) Indebtedness arising from Rate Hedging
                           Obligations.

                                    (x)  Contingent Obligations.

                                    (xi) Indebtedness outstanding under
                           investment grade commercial paper programs.

                                    (xii) Other Indebtedness; PROVIDED that, at
                           the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, the aggregate amount of all such other Indebtedness of the Subsidiaries does not exceed an amount equal to 25% of Adjusted Tangible Net Worth at such time.

                  Section 7.15 LIMITATION ON RESTRICTIONS ON SIGNIFICANT SUBSIDIARY DISTRIBUTIONS.

                           The Guarantor will not, and will not permit any
                  Significant Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Significant Subsidiary of the Guarantor to
                  (i) pay dividends or make any other distributions in respect of any capital stock of such Subsidiary held by, or pay any Indebtedness owed to, the Guarantor or any other Subsidiary of the Guarantor, (ii) make loans or advances to the Guarantor or any other Subsidiary of the Guarantor or (iii) transfer any of its assets to the Guarantor or any other Subsidiary of the Guarantor, except for such encumbrances or restrictions existing under or by reason of (a) any restrictions existing under the Operative Documents, (b) any restrictions with respect to a Significant Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of all or substantially all of the capital stock or assets of such Significant Subsidiary, and (c) any restrictions with respect to assets encumbered by a Lien permitted by SECTION 7.12 so long as such restriction applies only to the asset encumbered by such permitted Lien.

                  Section 7.16 CONTINGENT OBLIGATIONS.

                           The Guarantor will not, nor will it permit any
                  Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Guaranty, (iii) Contingent Obligations of special-purpose finance Subsidiaries, PROVIDED that no Person has recourse against the Guarantor or any Significant Subsidiary for such Contingent Obligations, (iv) Contingent Obligations arising from the sale by Pyxis Corporation of lease receivables, leases or equipment, PROVIDED that the aggregate amount of such Contingent Obligations do not at any time exceed 10% of Adjusted Tangible Net Worth, (v) Contingent Obligations arising out of operating or synthetic leases entered into by Subsidiaries of the Guarantor, PROVIDED that the aggregate amount of such Contingent Obligations do not at any time exceed 25% of Adjusted Tangible Net Worth, and (vi) Contingent Obligations in addition to those described in CLAUSES (i) through (v) above, PROVIDED that the aggregate amount of such additional Contingent Obligations (without duplication) do not at any time exceed 25% of Adjusted Tangible Net Worth.

                  Section 7.17 MINIMUM NET WORTH.

                           The Guarantor shall not permit its Net Worth to be
                  less than $2,550,000,000 at any time.

         (c) EXHIBIT A to this Agreement is hereby made EXHIBIT A to the Guaranty.

         Section 12. CONSTRUCTION AGENCY AGREEMENT. The Construction Agency Agreement is hereby amended as follows:

         (1) SECTION 2.4 is hereby amended by adding a new sentence at the end thereof as follows: "On or prior to the Funding Date of the first Funding for Construction of a Building on each parcel of Land related to a Second Group Property, the Construction Agent shall prepare and deliver to the Lessor and the Agent a construction budget (the "CONSTRUCTION BUDGET") for the related Second Group Property, setting forth in reasonable detail the reasonably anticipated budget for the Construction of the proposed Building on such Land in accordance with the Plans and Specifications therefor, and all related costs including the capitalized interest and Yield expected to accrue during the related Construction Term.";

         (2) SECTION 2.5 is hereby amended by (i) deleting the word "and" at the end of clause (b) thereof, (ii) deleting the period at the end of clause (c) thereof and substituting therefor a semicolon and (iii) adding the following at the end hereof:

                  "(d) the Completion Date for such Leased Property; and

                  (e) the payment by the Construction Agent of the Leased Property Balance or, if such Leased Property is a Second Group Property, the Construction Failure Payment with respect to such Leased Property pursuant to this Agreement.";

         (3) SECTION 2.6 is hereby amended by adding the following sentence at the end thereof: "Each construction contract for a Second Group Property with a general contractor shall be with a reputable general contractor with experience in constructing projects that are similar in scope and type to the proposed Building, and shall provide for a guarantee maximum project cost and a commercially reasonable amount of retainage, which shall in no case be less than 5% retainage.";

         (4) SECTION 2.8(a) is hereby amended by inserting after the phrase "Plans and Specifications for such Land" where it appears therein the phrase ", in accordance with the Construction Budget for such Leased Property(if such Leased Property is a Second Group Property), subject to CLAUSE (y) of SECTION 3.2,";

         (5) SECTION 3.2 is hereby amended by inserting the phrase "or, in the case of a Second Group Property increase the Construction Budget therefor by more than 10% in the aggregate" after the phrase "then remaining Commitments" where it appears in CLAUSE (y) of the proviso therein;

         (6) A new SECTION 3.4 shall be added at the end of ARTICLE III as follows:

             3.4 INDEMNITY. During the Construction Term for each Leased Property, the Construction Agent agrees to assume liability for, and to indemnify, protect, defend, save and hold harmless the Lessor on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted or threatened to be asserted, against the Lessor, whether or not the Lessor shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of (i) the Construction Agent's (or any subcontractor's) own actions or failures to act while in possession or control of any Leased Property, (ii) fraud, misapplication of funds, illegal acts or willful misconduct on the part of the Construction Agent, (iii) any event described in paragraph (g) or (h) of Article XII of the Lease with respect to the Construction Agent or (iv) the inaccuracy of any representation or warranty made by the Construction Agent. The foregoing indemnities are in addition to, and not in limitation of, the indemnities with respect to environmental claims set forth in Section
         7.2 of the Master Agreement. The provisions of Section 7.3 of the Master Agreement shall apply to any amounts that the Construction Agent is requested to pay pursuant to this SECTION 3.4.

         (7) SECTION 5.1 is hereby amended by adding the phrase "PROVIDED, HOWEVER, that this sentence shall not apply to any Second Group Property" at the end of the last sentence in such section; and

         (8) SECTION 5.3(a) is hereby amended by adding the following at the end thereof:

                  "In the event that the Construction Agent does not exercise its option to purchase such Leased Property or Properties, if such Leased Property is a Second Group Property, the Construction Agent shall pay to the Lessor the Construction Failure Payment(s) therefor within five (5) Business Days of the demand therefor by the Lessor, and shall surrender and return such Leased Property or Properties to the Lessor or its designee in accordance with the terms of Section 14.8 of the Lease. In the event that the Construction Agent returns any Leased Property to the Lessor pursuant to the previous sentence, the Construction Agent shall take such action as the Lessor may reasonably request in order to transfer to the Lessor (or its designee) all of the Construction Agent's rights and claims in, to and under the related Construction Contract(s), Architect's Agreement(s), all agreements, security deposits, guaranties and surety bonds related thereto and all governmental permits related to such Construction, and the Construction Agent shall provide to the Lessor copies of all books, records and documentation with respect to the foregoing."

         SECTION 13. LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

         (1) SECTION 2.4(a) is hereby amended by deleting the phrase "0.44475% per annum" where it appears in CLAUSE (ii) thereof and substituting therefor the phrase "the Applicable Margin".

         (2) SECTION 3.2(a) is hereby amended by adding the phrase "or the Lessee exercise of its option to purchase such Leased Property under Section 5.3 of the Construction Agency Agreement" at the end of such paragraph;

         (3) SECTION 3.3 is hereby amended by adding the following sentence at the end thereof: "With respect to any Second Group Property, the payment by the Construction Agent of the Construction Failure Payment with respect thereto pursuant to the Construction Agency Agreement shall be applied by the Agent first, to the accrued and unpaid interest on, and the outstanding principal of, the A Loans in respect of such Second Group Property, second, to the accrued and unpaid interest on, and outstanding principal of, the B Loans related to such Second Group Property and third, to the accrued and unpaid Yield on, and outstanding Lessor Invested Amount related to such Second Group Property.";

         (4) SECTION 3.4 is hereby amended by inserting the phrase "or sold after a return to the Lessor pursuant to the Construction Agency Agreement," after the phrase "Section 14.6 or 14.7 of the related Lease," where it appears in the sixth line thereof;

         (5) SECTION 4.2 is hereby amended by adding the phrase ", the Construction Agency Agreement" after the phrase "received under the Leases" where it appears in the first and third sentences thereof; and

         (6) SECTION 4 is hereby amended by adding a new Section at the end thereof as follows:

                  SECTION 4.4 INDEMNITY BY LESSOR. During the Construction Term for any Second Group Property, Lessor hereby indemnifies each Lender and its Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents from and against any and all Claims that may be imposed on, incurred by or asserted or threatened to be asserted against, any such Person, arising out of or related to such Second Group Property, or the leasing or financing thereof; IT BEING UNDERSTOOD that the foregoing provision is subject to
         SECTION 4.2.


         SECTION 14. LEASE PARTICIPATION AGREEMENT. The Lease Participation Agreement is hereby amended as follows:

         (i) SECTION 2.1 is hereby amended by deleting "58.33%" where it appears therein and substituting thereof "44.375%";

         (ii) SECTION 2.2 is hereby amended by deleting "$43,750,000" where it appears therein and substituting therefor "$71,000,000":

         (iii) SECTION 3(a)(iv) is hereby amended by inserting the phrase "or sold after a return to the Lessor pursuant to the Construction Agency Agreement," after the phrase "Section 14.6 or 14.7 of the related Lease" where it appears therein;

         (iv) SECTION 4.2 is hereby amended by adding the phrase ",the Construction Agency Agreement" after the phrase "received under the Leases" where it appears in the first and third sentences thereof; and

         (v) SECTION 4 is hereby amended by adding a new Section at the end thereof as follows:

                  SECTION 4.4 INDEMNITY BY LESSOR. During the Construction Term for any Second Group Property, Lessor hereby indemnifies the Lease Participant and its Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents from and against any and all Claims that may be imposed on, incurred by or asserted or threatened to be asserted against, any such Person, arising out of or related to such Second Group Property, or the leasing or financing thereof; IT BEING UNDERSTOOD that the foregoing provision is subject to SECTION 4.2.

         SECTION 15. NOTES. The Notes issued by the Lessor in connection with the 1998 Amendment shall be replaced with an A Note and a B Note issued by the Lessor to the Agent, for the ratable benefit of the Lenders, in substantially the form of EXHIBITS B and C hereto, respectively; upon such replacement, such original Notes shall be deemed to be canceled. Any reference to the Notes in the Operative Documents shall be deemed to refer to such replacement Notes.

         SECTION 16. GUARANTY; REPRESENTATIONS. The Guarantor hereby affirms its obligations under the Guaranty Agreement after giving effect to this Amendment. Each of the Guarantor and each Lessee hereby represents and warrants that, after giving effect to this Amendment, (i) no Event of Default or Potential Event Default has occurred and is continuing or will result from this Amendment, (ii) there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect since July 16, 1996 and (iii) each representation and warranty of each Lessee and the Guarantor contained in the Master Agreement and the other Operative Documents as amended by this Agreement is true and correct in all material respects on the date hereof as though made on and as of the date hereof, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         SECTION 17. CONDITIONS. The effectiveness of this Amendment shall be conditioned upon the receipt by the Agent of the following documents, each of which shall be satisfactory in form and substance to the Agent: (i) the replacement Notes referred to in SECTION 15 of this Amendment executed by the Lessor; (ii) a certificate of the Secretary or an Assistant Secretary of each Lessee and the Guarantor attaching to it and certifying as to (A) the Board of Directors' (or appropriate committee's) resolution duly authorizing the execution, delivery and performance by it of this Amendment,(B) the incumbency and signatures of persons authorized to execute and deliver this Amendment on its behalf and (C) the continued accuracy and completeness of its articles of incorporation and bylaws previously delivered on the Initial Closing Date; and
(iii) the opinion of Baker & Hostetler, substantial in the form set forth in EXHIBIT D hereto.

         SECTION 18. FUNDING. On the date that this Amendment shall become effective, pursuant to and in accordance with SECTION 2.2 of the Master Agreement, each Lender shall make available to the Lessor a Loan in an amount equal to the product of such Lender's Commitment Percentage times the transaction costs incurred by the Lessees in connection with this Amendment, which funds the Lessor shall use, together with Lessor funds in an amount equal to the product of the Lessor's Commitment Percentage times the transaction costs incurred by such Lessees in connection with this Amendment, to pay to the related Lessee the amount of such transaction costs.

         SECTION 19. MISCELLANEOUS. This Amendment shall be governed by, and construed in accordance with, the laws of the state of Georgia. This Amendment may be executed by the parties hereto and separate counterparts, (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one in the same agreement. The Operative Documents, as amended hereby, remain in full force and effect. Any reference to any Operative Document from and after the date hereof shall be deemed or referred to such Operative Documents and amended hereby, unless otherwise expressly stated.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the year first above written.


                                      CARDINAL SOUTHEAST, INC.


                                      By:   /s/ Leonard G. Kuhr
                                         ---------------------------------------
                                      Title: Corporate Vice President, Treasurer


                                      WHITMIRE DISTRIBUTION CORPORATION



                                      By:   /s/ Leonard G. Kuhr
                                         ---------------------------------------
                                      Title: Corporate Vice President, Treasurer


                                      RENLAR SYSTEMS, INC.


                                      By:   /s/ Leonard G. Kuhr
                                         ---------------------------------------
                                      Title: Corporate Vice President, Treasurer



                                      PYXIS CORPORATION


                                      By:   /s/ Leonard G. Kuhr
                                         ---------------------------------------
                                      Title: Corporate Vice President, Treasurer


                                      CARDINAL HEALTH, INC.



                                      By:   /s/ Leonard G. Kuhr
                                         ---------------------------------------
                                      Title: Corporate Vice President, Treasurer

                                      SUNTRUST BANKS, INC.


                                      By:   /s/ Linda L. Dash
                                         ---------------------------------------
                                      Title: Vice President



                                      SUNTRUST BANK, ATLANTA, as the Agent


                                      By:   /s/ Linda L. Dash
                                         ---------------------------------------
                                      Title: Vice President



                                      PNC LEASING CORP., as a Lender


                                      By: /s/ David J. Keener
                                         ---------------------------------------
                                      Title: Vice President




                                      WACHOVIA BANK, N.A., as a Lender



                                      By:   /s/ Bradfor L. Watkins
                                         ---------------------------------------
                                      Title: Vice President





                                      THE FIFTH THIRD BANK, as a Lender



                                      By: /s/ Ted Lape
                                         ---------------------------------------
                                      Title: V.P.




                                      FIRSTAR BANK, N.A., as a Lender



                                      By: /s/ James C. Blythe
                                         ---------------------------------------
                                      Title: Vice President

                                  SCHEDULE 2.2


                    AMOUNT OF EACH FUNDING PARTY'S COMMITMENT



Lessor Commitment Percentage:        44.375%

Lessor Commitment:   $71,000,000

Lender Commitment Percentages:

         PNC Leasing Corp.                              18.750%
         Wachovia Bank, N.A.                             15.00%
         The Fifth Third Bank                            12.50%
         Firstar Bank, N.A.                              9.375%


Lender Commitments:                      A LOANS               B LOANS


PNC Leasing Corp.                    $25,500,000                  $4,500,000
Wachovia Bank, N.A.                   20,400,000                   3,600,000
The Fifth Third Bank                  17,000,000                   3,000,000
Firstar Bank, N.A.                    12,750,000                   2,250,000

Total    $75,650,000                 $13,350,000
         -----------                 ===========

                                PRICING SCHEDULE

         The Applicable Fee Rate and the Applicable Margin shall be as determined by the matrix below:


------------------------------------------------------------------------------------------------------------------------------------
                                    Level 1        Level II       Level III        Level IV       Level V      Level VI
                                    Status         Status         Status           Status         Status       Status
------------------------------------------------------------------------------------------------------------------------------------
Reference Rating greater          A+ or A1        A or A2        A- or A3         BBB+ or        BBB or       less than or
than or equal to                                                                  Baa1           Baa2         equal to BBB- or Baa3
------------------------------------------------------------------------------------------------------------------------------------

Applicable Margin                 0.44475%        0.44475%       .50%             0.60%          0.70%        0.80%
------------------------------------------------------------------------------------------------------------------------------------

Applicable Fee Rate               0.07%           0.08%          0.09%            0.10%          0.12%        0.15%
------------------------------------------------------------------------------------------------------------------------------------


         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists at any date if, on such date, the Guarantor's Moody's Rate is A1 or better or the Guarantor's S&P is A+ or better.

         "Level II Status" exists at any date if, on such date, (i) the Guarantor has not qualified for Level I Status and (ii) the Guarantor's Moody's Rating is A2 or better or the Guarantor's S&P Rating is A or better.

         "Level III Status" exists at any date if, on such date, (i) the Guarantor has not qualified for Level I Status or Level II Status and (ii) the Guarantor's Moody's Rating is A3 or better or the Guarantor's S&P Rating is A-or better.

         "Level IV Status" exists at any date if, on such date, (i) the Guarantor has not qualified for Level I Status, Level II Status, or Level III Status and (ii) the Guarantor's Moody's Rating is Baa1 or better or the Guarantor's S&P rating is BBB+ or better.

         "Level V Status" exists at any date if, on such date, (i) the Guarantor has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Guarantor's Moody's Rating is Baa2 or better or the Guarantor's S&P rating is BBB or better.

         "Level VI Status" exists at any date if, on such date, the Guarantor has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         "Moody's Rating" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Guarantor's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P Rating" means, at any time, the rating issued by Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Guarantor's senior unsecured long-term debt securities without third-party credit enhancement.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

         The Applicable Margin shall be determined in accordance with the foregoing table based on the Guarantor's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Guarantor has no Moody's Rating or no S&P Rating, Level VI Status shall exist.